EXHIBIT 99(1)

AGREEMENT

AGREEMENT, dated as of July 25, 2005 (“Effective Date”), is entered into by and among CARSEN GROUP INC., a corporation organized under the laws of Ontario, Canada (“Carsen”), CANTEL MEDICAL CORP., a Delaware corporation (“Cantel”), OLYMPUS AMERICA INC., a New York corporation (“OAI”), and OLYMPUS SURGICAL & INDUSTRIAL AMERICA, INC., a New Jersey corporation (“OSIA,” and collectively with OAI, “Olympus”).

R E C I T A L S:

A.            Carsen and OAI are parties to a Distribution Agreement dated as of April 1, 1994, as amended (the “OAI Distribution Agreement”), under which Carsen has been appointed the exclusive distributor of certain of OAI’s products in Canada.

B.            Carsen and OSIA are parties to a Distribution Agreement dated as of April 1, 2001, as amended (the “OSIA Distribution Agreement”), under which Carsen has been appointed the exclusive distributor of certain of OSIA’s products in Canada.  The OAI Distribution Agreement and the OSIA Distribution Agreement are sometimes individually or collectively referred to herein as a “Distribution Agreement” or the “Distribution Agreements.”  The business of Carsen conducted under the Distribution Agreements is sometimes referred to herein as the “Olympus Distribution Business of Carsen.”

C.            The Distribution Agreements both expire by their terms on March 31, 2006.  Olympus and Carsen have agreed to extend the expiration date of the Distribution Agreements to July 31, 2006, on which date the Distribution Agreements will expire in accordance with their terms, subject to the terms of this Agreement.

D.            In connection with the expiration of the Distribution Agreements, Olympus desires to purchase certain assets of Carsen and hire certain employees of Carsen upon such expiration, and both parties desire to provide for the smooth transition of the Olympus Distribution Business of Carsen, for the consideration, and on the terms and conditions, provided herein.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, conditions and promises hereinafter contained, the parties hereby represent, warrant and agree as follows:

SECTION 1
EXPIRATION OF DISTRIBUTION AGREEMENTS

1.1.          Extension of Term; Expiration of Agreements.  Subject to the terms and conditions of this Agreement, the parties acknowledge and agree that (i) the expiration date of the Distribution Agreements is hereby extended from March 31, 2006 to July 31, 2006 and (ii) the Distribution Agreements will automatically expire by their terms on July 31, 2006 (the “Expiration Date”) with no notice required by or to either party in connection therewith. The Distribution Agreements will remain in full force and effect until the Expiration Date in accordance with their respective terms, subject to the terms and conditions of this Agreement.  Prior to the Expiration Date, the parties agree to continue to act in good faith, using reasonable commercial efforts, to fulfill their obligations under the Distribution Agreements, consistent with past performance and in the spirit of mutual cooperation, in an effort to (i) maximize sales in the Territory (i.e., satisfy minimum purchase requirements), (ii) maintain customer loyalty for Olympus products and (iii) effectuate a smooth, seamless transition of the Olympus Distribution Business of Carsen.

1.2           Release of No-hire Restriction.

                1.2.1        Simultaneously herewith, Carsen has delivered to Olympus a schedule listing the name of each current Carsen employee and their job title, job description, applicable division, tenure, annual compensation and job location.  Carsen agrees to deliver such other related information as may be reasonably requested by Olympus.

1.2.2        In consideration for Olympus’s commitments under this Agreement, Carsen agrees that, effective on the Expiration Date and subject to the terms and conditions of this Agreement, Olympus will be released from all of the restrictions set forth in Section 10.7 of the Distribution Agreements (the “No-hire Restrictions”) and, commencing on the Expiration Date, may hire any current or former employee of Carsen who would otherwise be covered by said Section 10.7 (a “Covered Employee”).  Prior to the Expiration Date, Olympus shall have the right, at its expense, to meet with, interview, solicit and extend offers of employment (“Offers”) to any and all Covered Employees; provided, however, that (i) such meetings and interviews shall take place upon reasonable advance notice to Carsen and at the employee’s work location (or at such other location as may be agreed upon by Olympus and the particular employee) and shall not unreasonably interfere with the operations of Carsen; (ii) Olympus may not directly or indirectly hire any Covered Employee until following the Expiration Date, and (iii) Olympus shall not in any way interfere with the relationship between Carsen and any of its employees other than as expressly set forth herein.  The terms “employee,” “employment,” “employ,” “hire” and other like terms used in this Agreement shall refer to a work relationship, whether as an employee, an agent, a representative, an independent contractor or otherwise.  Olympus agrees to commence and diligently pursue its interview and solicitation process described above promptly following the execution of this Agreement.

1.2.3        On or before August 31, 2005 and on a monthly basis thereafter, Olympus shall deliver to Carsen a written list (the “Employee List”) indicating (i) the name of each Covered Employee to whom an Offer has been made by Olympus under Section 1.2.2 and (ii) the name of each Covered Employee who has accepted an Offer by Olympus together with, in the case of sales personnel, the terms of their agreed upon compensation.  At the Closing, Olympus shall deliver to Carsen a final Employee List.

1.2.4        Carsen and Cantel (and their respective affiliates) shall not directly or indirectly make any attempt to dissuade any Covered Employees from becoming employed by Olympus, or otherwise interfere with Olympus’s attempt to hire any Covered Employee in accordance with this Section 1.2.

1.2.5        Carsen acknowledges and agrees that other than the Purchase Price (as defined in Section 1.4 below), (i) Olympus shall not be obligated to pay Carsen any compensation or other amounts related to or in connection with the hiring by Olympus of any Covered Employee in accordance with this Agreement and (ii) Olympus shall have no obligation or liability to Carsen with respect to employees of Carsen who are not employed by Olympus following the Expiration Date.

1.2.6        Olympus will request Covered Employees to give notice of their acceptance of an Olympus Offer as far in advance of July 31, 2006 as practicable.

1.2.7        In the event that Olympus has not advised Carsen prior to December 31, 2005 of the compensation formula it will adopt for its sales personnel in the Territory following the Expiration Date, it shall do so as soon as practicable thereafter, but in no event later than March 1, 2006.  Carsen shall have the right, in its sole discretion, to change its compensation formula for sales personnel prior to the Expiration Date to adopt all or part of the Olympus formula for Carsen’s sales personnel (consistent with the philosophy expressed in Section 3.4).

1.3           Transfer of Certain Assets.

1.3.1        On the terms and subject to the conditions hereof, on the Expiration Date Carsen shall sell, convey, transfer, assign, and deliver to Olympus, and Olympus shall purchase and accept from Carsen all of Carsen’s right, title, and interest in and to (i) all sales records, customer lists, customer records, and related documents, lists and records related to the Olympus Distribution Business of Carsen (the “Records”) and (ii) all governmental licenses, permits and authorizations, if any, related to the Olympus Distribution Business of Carsen (the “Permits”).  At any time prior to the Expiration Date, Olympus shall have the right, upon reasonable notice, during business hours to review and, at Olympus’s expense, make copies of any or all of the Records.

1.3.2        Olympus agrees to preserve the Records for a period of seven years after the Expiration Date in the same manner as it preserves its own records and during such period will permit, subject to the confidentiality obligations described herein and in the Distribution Agreement, Carsen and Cantel (and their authorized representatives) access thereto during normal business hours upon reasonable notice and to make copies thereof at their expense to the extent reasonably necessary in connection with responding to customer complaints, legal actions,  information requests of governmental agencies, tax and accounting audits, and other such purposes.

1.4           Purchase Price.  In consideration for Carsen’s and Cantel’s commitments hereunder, including Carsen’s (i) sale and transfer of the Records and the Permits to Olympus, (ii) release of the No-hire Restriction, and (iii) agreement to help effectuate a smooth transition of the Olympus Distribution Business of Carsen through the Expiration Date, Olympus shall pay to Carsen by wire transfer the sum of US$6,000,000 (the “Purchase Price”).  Said amount shall be payable as follows:  US$1,500,000 shall be payable on August 1, 2005, US$1,500,000 shall be payable on January 31, 2006, and US$3,000,000 shall be payable on July 31, 2006.

1.5           Service and Warranty Contracts.  At the Closing (as defined in Section 4 below), Carsen shall assign to Olympus, and Olympus shall assume from Carsen, the remaining balance of any and all warranty obligations, as well as extended warranty contracts and service contracts (the “Service and Warranty Contracts”), related to the Olympus Distribution Business of Carsen as of the Expiration Date.  Schedule 1.5 annexed hereto sets forth a description of all Service and Warranty Contracts as of the date hereof.  Simultaneously herewith, Carsen has delivered to Olympus copies of all Service and Warranty Contracts referred to on Schedule 1.5.  At the Closing, Carsen will deliver to Olympus an updated Schedule 1.5 together with a copy of any and all new agreements referred to thereon, none of which shall be materially different in form and substance to the current agreements without the prior written consent of Olympus.  At the Closing, Carsen will pay to Olympus with respect to each Service and Warranty Contract an amount (the “Warranty Assumption Amount”) equal to the “unearned service revenue” for such Contract (if any), as reflected on the books and records of Carsen; provided, however, that in no event shall the Warranty Assumption Amount be less than an amount equal to the total amount paid to Carsen under such contract (if any), divided by the total number of months of such contract, with the result then multiplied by the number of months remaining in the contract.

SECTION 2
SALE AND PURCHASE OF INVENTORY; TRANSFER OF LEASE RECEIVABLE ASSETS

2.1           Covered Inventory.  On the terms and subject to the conditions hereof, at the Closing, Carsen agrees to sell, convey, transfer, assign, and deliver to Olympus, and Olympus agrees to purchase and accept from Carsen, for the purchase price calculated pursuant to Section 2.3 (the “Inventory Purchase Price”), all of Carsen’s right, title, and interest in and to the following inventory of Olympus products owned by Carsen on the Expiration Date, to the extent such Olympus products were purchased by Carsen directly from Olympus (the “Inventory”):

(a)  all Products and Repair Parts (as such terms are defined in the Distribution Agreements) that are included on Olympus’ product price list on the Expiration Date (collectively, “Current Products”), but in each case, only to the extent such Products and Repair Parts are unused and, except for Repair Parts that were not individually packaged when originally delivered to Carsen, in the original cartons and packing on the Expiration Date (the “Class A Inventory”);

(b)   all loaners of Products (the “Class B Inventory”);

(c)   all samples of Products (the “Class C Inventory”); and

(d)  all Products and Repair Parts other than Class A Inventory, Class B Inventory and Class C Inventory, including without limitation, Products and Repair Parts that are not Current Products (the “Class D Inventory”).

2.2           Right of Inspection; Validation.  From time to time prior to the Expiration Date, upon reasonable notice to Carsen, Olympus shall have the right, at its expense, to inspect the Inventory located at Carsen’s facilities and meet with representatives of Carsen to discuss any questions or comments it may have with respect to the Inventory.  Olympus shall have the right, at its own expense, to have its representatives observe the physical inventory conducted by Carsen of the Inventory to be purchased by Olympus hereunder.  By no later than August 31, 2005, Carsen will provide Olympus with a listing of Inventory current as of July 31, 2005, itemized by Class, model number, quantity, location, and Landed Cost (as defined in Section 2.3 below).  Furthermore, particularly with respect to Class B Inventory and Class C Inventory, Olympus may, with reasonably requested assistance from Carsen, take appropriate actions, at its expense, to validate the existence and condition of all such inventory as of the Expiration Date.

2.3           Inventory Purchase Price.  The Inventory Purchase Price payable by Olympus to Carsen in accordance with Section 2.5 will be:

(a)  the Landed Cost (the actual cost, including freight and duty, of the particular item based on Carsen’s cost from Olympus) of the Class A Inventory; and

(b)  the “fair value” for the Class B, Class C and Class D Inventory.  “Fair value” as used herein shall mean the book value of such inventory on the Expiration Date as reflected on the books and records of Carsen in accordance with generally accepted accounting principles in the United States using historical experience as well as current market information.  Carsen represents to Olympus that such book value will be the lower of cost (determined on a first-in, first out basis) or net realizable value (which is market value less estimated direct selling expenses).  Notwithstanding the foregoing or any provision in this Agreement to the contrary, the Inventory Purchase Price to be paid by Olympus for the Class D Inventory shall be the lower of (i) the fair value of the Class D Inventory as of the Expiration Date, or (ii) US$200,000.

2.4           Determination of Inventory.

2.4.1        On or before July 15, 2006, Carsen shall deliver to Olympus an inventory schedule (the “Preliminary Inventory Schedule”) that itemizes the Inventory (by model number, quantity, Inventory Purchase Price and, to the extent applicable, the date placed in service) as of June 30, 2006 and sets forth a good faith estimate of the Inventory and the Inventory Purchase Price as of July 31, 2006.  During the period following Olympus’s receipt of the Preliminary Inventory Schedule and prior to the Closing, Olympus shall review the Preliminary Inventory Schedule and shall have the right (at its sole cost) to inspect the Inventory located at Carsen’s facilities and elsewhere and meet with representatives of Carsen to discuss any questions or comments it may have with respect to such Inventory and the Preliminary Inventory Schedule.  In addition, Carsen will also provide to Olympus such documentation supporting the estimated Inventory and the Inventory Purchase Price as Olympus may reasonably request.

2.4.2        On or before August 15, 2006, Carsen shall deliver to Olympus a true, correct and complete schedule (the “Final Inventory Schedule”) containing Carsen’s listing by model number, quantity, Inventory Purchase Price and, to the extent applicable, the date placed in service, of the Inventory as at July 31, 2006.

2.4.3        Within thirty (30) days following its receipt of the Final Inventory Schedule, Olympus shall deliver to Carsen (i) a written notice stating whether it disagrees with any item on such Schedule and (ii) if Olympus disagrees with any item on such Schedule, a written notice specifying the disputed items and setting forth the basis for Olympus’ disagreement in reasonable detail (the “Notice of Disagreement”).  If Olympus does not deliver a Notice of Disagreement to Carsen within such thirty (30) day period, the Final Inventory Schedule delivered by Carsen shall become final, conclusive and binding upon the parties for all purposes under this Agreement.  Olympus and Carsen shall attempt to resolve any disputed items in good faith for a period of fifteen (15) days following Carsen’s receipt of a Notice of Disagreement.  If Olympus and Carsen are unable to resolve all disputed items within such fifteen (15) day period, Olympus and Carsen shall mutually select an accounting firm to act as arbiter with respect to all disputed items relating to the Final Inventory Schedule that have not been resolved by the parties.  To the extent applicable, the arbiter shall determine all disputed items in accordance with the provisions of this Agreement.  The arbiter shall be instructed to decide all disputed items by no later than October 15, 2006. The decision of the arbiter shall be final, conclusive and binding upon the parties.  The fees and expenses of the arbiter shall be shared equally by Olympus and Carsen.  Notwithstanding anything above to the contrary, no accounting firm may be selected that has provided accounting, auditing, tax or other services to either party during the past ten years.

2.5           Payment of Inventory Purchase Price.  At the Closing, Olympus shall pay to Carsen an amount equal to ninety percent (90%) of the estimated Inventory Purchase Price for Class A Inventory and ninety percent (90%) of the estimated Inventory Purchase Price for Class B, C and D Inventory set forth on the Preliminary Inventory Schedule delivered pursuant to Section 2.4.1, subject to any modifications thereon mutually agreed upon by the parties in writing prior to the Closing.  The balance of the Inventory Price as reflected on the Final Inventory Schedule shall be payable within five (5) days of the date that the Inventory Purchase Price becomes final, binding, and conclusive by agreement of the parties or by an arbiter in accordance with Section 2.4.3, but in no event later than October 15, 2006.  If the amount paid by Olympus to Carsen at the Closing pursuant to the first sentence of this Section 2.5 exceeds the Inventory Purchase Price as finally agreed upon by the parties or as determined under Section 2.4.3, then Carsen shall promptly pay to Olympus an amount equal to such difference.

2.6           Ordinary Course.  Carsen agrees that prior to its sale of Inventory to Olympus hereunder, it will not (i) purchase Products or Repair Parts from Olympus other than in the ordinary course of business, nor (ii) sell or otherwise transfer any or all of its Class A Inventory other than to its customers in the ordinary course of business, and on terms that are commercially and economically consistent with Carsen’s historical practices.  Prior to the Expiration Date, Carsen may dispose of Class B, Class C and Class D Inventory in the Territory its sole discretion, subject to and consistent with the terms and conditions of the Distribution Agreements.

2.7           Olympus Possession of Inventory.  On August 1, 2006, Carsen shall make available to Olympus at Carsen’s facilities in Markham, Canada all of the Inventory other than any Class B Inventory and Class C Inventory held by (i) customers or (ii) employees of Carsen who are hired by Olympus.  Olympus shall be obligated to remove or ship the Inventory from Carsen’s premises no later than August 31, 2006.  Olympus may give Carsen instructions to crate and ship the Inventory to a designated location at Olympus’s expense.  Commencing on the Expiration Date, Olympus agrees to obtain commercially reasonable insurance covering (i) the Inventory (while it is on Carsen’s premises or in transit to Olympus’s designated location), and (ii) any activities conducted by or for Olympus at Carsen’s facilities prior to complete removal of the Inventory from such facilities (such insurance covering activities by or for Olympus at Carsen’s facilities hereinafter “Commercial General Liability Insurance”).  The Commercial General Liability Insurance shall name Carsen as an additional insured and an Insurance Certificate evidencing such insurance shall be delivered to Carsen at the Closing.  Unless Olympus retains Carsen to provide warehousing services following the Expiration Date with respect to the Inventory (which may be an item discussed by the transition committee referred to in Section 3.1), Carsen shall have no risk or liability whatsoever with respect to the Inventory located at its facilities after the Expiration Date other than for its gross negligence or willful misconduct.

2.8           Lease Receivables.  At the Closing, Carsen agrees to sell, convey, transfer, assign and deliver to Olympus, and Olympus agrees to purchase, assume and accept from Carsen, all of Carsen’s right, title, and interest in and to all Products held by its customers as at the Expiration Date under lease or “CPU” agreements with Carsen (the “Lease Agreements”), together with the Lease Agreements and Carsen’s “Lease Receivable” (inclusive of both the current and non-current portion thereof) related thereto (collectively, “Lease Receivable Assets”).  In consideration for the Lease Receivable Assets, Olympus shall pay to Carsen at the Closing, an amount equal to the net lease receivable as of the Expiration Date, defined as the net present value of the remaining payments under the particular Lease Agreement, calculated using the implicit rate (generally 6.5%) imputed into the Lease Agreement as reflected on the books and records of Carsen (the “Lease Receivable Purchase Price”).  Schedule 2.8 annexed hereto sets forth a description of the Lease Receivable Assets as of the date hereof.  Simultaneously herewith, Carsen has delivered to Olympus copies of all Lease Agreements referred to on Schedule 2.8.  At the Closing, Carsen will deliver to Olympus an updated Schedule 2.8 together with a copy of any and all new Lease Agreements referred to thereon, none of which shall be materially different in form and substance to the current Lease Agreements without the prior written consent of Olympus.

2.9           Loaner Agreements.  At the Closing, Carsen will (i) transfer, assign and deliver to Olympus all agreements with its customers related to the Class B Inventory (“Loaner Agreements”), copies of which will be delivered to Olympus at the Closing, and (ii) deliver a letter to such customers advising them of the transfer to Olympus and instructing them to return the Class B Inventory in their possession to Olympus, rather than Carsen, upon expiration of the loaner agreement.  Carsen will promptly deliver to Olympus any Class B Inventory that is mistakenly delivered to Carsen rather than Olympus.  Carsen will deliver to Olympus on or before August 31, 2005 a schedule of loaners as of July 31, 2005 that includes (i) serial number and model number, (ii) the location of the loaner, and (iii) the date the loaner was delivered to the customer.  Carsen represents to Olympus that as of the Expiration Date, (i) the significant majority of all Loaner Agreements then in effect will provide for a product loan period (the “Loan Period”) no greater than sixty (60) days in duration, and (ii) all Loaner Agreements then in effect will have an average Loan Period of no greater than thirty (30) days.

SECTION 3
TRANSITION PERIOD

3.1           Transition Guidelines.  The parties agree to meet at one or more mutually convenient dates at Carsen’s facilities and Olympus’s facilities during the ninety (90) day period following the date hereof to negotiate in good faith with respect to the establishment of guidelines, procedures, terms and conditions designed to effectuate a smooth transition of the Olympus Distribution Business of Carsen (the “Transition Guidelines”).  The Transition Guidelines will include, among other things, the establishment of a “transition committee,” comprised of three designated representatives from each of Carsen and Olympus, which will be responsible for implementing the transition guidelines and resolving all transition issues, questions and disputes that may arise between the date hereof and the Expiration Date (the “Transition Period”).  Subject to the terms and conditions of this Agreement and the Transition Guidelines, Carsen will fully cooperate with Olympus and assist Olympus as may be necessary in order to effectuate a smooth transition of the Olympus Distribution Business of Carsen; provided, however, that Olympus shall reimburse Carsen for any direct costs incurred by Carsen in connection with or attributable to specific transition services provided at the request of Olympus (other than costs Carsen would have incurred in the ordinary course regardless of Olympus’s request, or costs incurred by Carsen associated with Carsen’s fulfillment of specific obligations identified in this Agreement, such as the compilation of the Inventory Schedules identified in Section 2.4 and the arrangement of customer introductions as addressed in Section 3.2).  Any disputes over such costs shall be resolved by the transition committee.  With the exception of good faith business decisions that are made in accordance with this Agreement and the Distribution Agreements, Olympus may not take any action during the Transition Period that will or is likely to either (i) change or interfere with, in any material respect, the Olympus Distribution Business of Carsen as currently conducted or (ii) reduce or otherwise adversely affect sales by Carsen on or prior to the Expiration Date.  In addition, and notwithstanding anything in the Distribution Agreements to the contrary, in no event may Olympus directly or indirectly solicit or accept any orders for Products or solicit or make any sales of Products in the Territory on or prior to the Expiration Date (other than for sales by Olympus to Carsen under the Distribution Agreements, and with the understanding that Olympus’s marketing and promotion efforts in the Territory as addressed below in this Section 3.1, if any, shall not violate the aforementioned solicitation restriction); provided, however, that if, and for so long as, Olympus reasonably and in good faith determines that the Olympus Distribution Business of Carsen has suffered a material and continuing degradation in sales and distribution functionality (regardless of whether Carsen has exercised good faith and commercially reasonable efforts to comply with its obligations under this Agreement and the Distribution Agreements), then, unless such degradation is substantially due to direct or indirect actions of Olympus, Olympus may, upon ten (10) days’ advance written notice to Carsen, sell or otherwise distribute Products and repair services directly into the Territory as may be necessary to account and compensate for such distribution shortfall.  Olympus agrees that if Olympus becomes aware during the Transition Period of facts or circumstances that may lead to a material and continuing degradation in the sales and distribution functionality of the Olympus Distribution Business of Carsen, Olympus will, to the extent reasonably practicable, notify the transition committee of such facts or circumstances, in order for the transition committee to discuss and potentially implement appropriate remedial measures.  Carsen agrees that Olympus shall be permitted at all times during the Transition Period to promote, market and advertise the Products and repair services in the Territory, at Olympus’s sole discretion and expense.

3.2           Olympus Personnel.  During the Transition Period, Olympus will have the right, at its sole cost, to place sales and marketing personnel in the Territory to work cooperatively with Carsen employees (subject to Section 3.1).  Carsen and Olympus will work closely and interact frequently in connection with the Olympus Distribution Business of Carsen, and Carsen will, when requested by Olympus arrange appropriate customer introductions for Olympus.  Olympus may at its discretion and at its expense perform market surveys and analyses, and solicit other customer feedback; provided, however, that prior to August 1, 2006, Olympus will not have the right to directly or indirectly interfere with Carsen’s ability to solicit or obtain Product orders or sales (except as otherwise provided in this Agreement).

3.3           Backlog Orders.  At the Closing, Carsen shall transfer and assign to Olympus, and Olympus shall assume and acquire from Carsen, all unfilled purchase orders from Carsen’s customers as of July 31, 2006 (the “Backlog Orders”).  In consideration for such assignment, Olympus shall pay to Carsen a commission equal to (i) Carsen’s annual operating income percentage (as measured during the twelve month period ending July 31, 2005) of the purchase price payable by such customers under the Backlog Orders, plus (ii) the applicable sales commission owed to Carsen’s sales personnel with respect to the Backlog Orders, based on Carsen’s commission formula in effect as of July 31, 2006 (which shall not exceed Carsen’s commission formula in effect on August 1, 2005 or the commission formula of Olympus offered to Covered Employees if adopted by Carsen in accordance with Section 1.2.7).  Such commission with respect to each assigned Backlog Order will be payable by Olympus to Carsen within fifteen (15) days following Olympus’s receipt of payment under the particular Backlog Order.  Olympus shall assume and be solely responsible for order fulfillment, installation and in-service requirements with respect to the Backlog Orders.  Olympus shall deliver to Carsen monthly status reports of Backlog Orders identifying the purchase order, ship date (anticipated or actual), and payment date (actual).

                3.4           Mutual Cooperation on Sales.  Prior to the Expiration Date, neither Olympus nor Carsen shall directly or indirectly take any action (e.g., an offer of increased commissions or incentive bonuses, or otherwise) that is designed and intended to incentivize any employee of Carsen to either (a) postpone or delay a potential product order from a date on or prior to the Expiration Date to a date following the Expiration Date or (b) accelerate a potential product order from a date following the Expiration Date to a date on or prior to the Expiration Date.  In such regard, Olympus and Carsen shall advise the Carsen sales personnel of the forgoing covenant and emphasize the importance of maintaining a “business as usual” philosophy with respect to sales (e.g., maintaining normal sales cycles) so as to not disadvantage either Carsen or Olympus.

SECTION 4
THE CLOSING

4.1           The Closing.  The closing of the transaction contemplated hereunder (the “Closing”) shall take place at Cantel’s executive offices, 150 Clove Road, Little Falls, New Jersey on the Expiration Date or such other place or time as may be mutually agreed by the parties.  The Closing shall be deemed to have occurred as at the close of business on the Expiration Date.  At the Closing, (i) Olympus will deliver to Carsen a final Employee List pursuant to Section 1.2.3; (ii) the Records and Permits will be transferred to Olympus pursuant to Section 1.3; (iii) the Service Warranty Contracts will be transferred to Olympus pursuant to Section 1.5; (iv) the Inventory will be transferred to Olympus pursuant to Section 2.1; (v) the Lease Agreements will be transferred to Olympus pursuant to Section 2.8; (vi) the Loaner Agreements will be transferred to Olympus pursuant to Section 2.9; (vii) the Backlog Orders will be transferred to Olympus pursuant to Section 3.3; (viii) Olympus shall remit to Carsen (by wire transfer of immediately available federal funds to such bank account or accounts as Carsen shall have designated in writing to Olympus) the sum of (A) the balance of the Purchase Price payable under Section 1.4, (B) ninety percent (90%) of the Class A and ninety percent (90%) of the Class B, C and D estimated Inventory Purchase Price pursuant to Section 2.5, and (C) the full Lease Receivable Purchase Price pursuant to Section 2.8, less the amount of the aggregate Warranty Assumption Amount pursuant to Section 1.5; and (ix) Carsen shall tender to Olympus the fully and properly executed release addressed in Section 6.6.

SECTION 5
REPRESENTATIONS AND WARRANTIES

5.1           Representations and Warranties of Carsen.  Carsen represents and warrants to Olympus as follows:

5.1.1        Subject to the limited rights of customers with respect to Class B and Class C Inventory, on the Expiration Date, Carsen will have good and valid title to all of the Records, Permits and Inventory (collectively, the “Transferred Assets”), free and clear of any liens, security interests, other claims (adverse or otherwise) or restrictions on transfer, and, upon delivery to Olympus, Olympus will have good and valid title to all of the Transferred Assets, free of any liens, security interests, other claims (adverse or otherwise) or restrictions on transfer, subject to Olympus’s payment of the full Purchase Price and Inventory Purchase Price.

5.1.2        Carsen is, and on the Expiration Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the province of Ontario, Canada.  Carsen and Cantel represent and warrant that the execution and performance by Carsen and Cantel of this Agreement and all other documents contemplated by this Agreement have been duly authorized by all necessary shareholder, director, and other action or consents, and this Agreement and all other documents contemplated by this Agreement are valid, legally binding and enforceable in accordance with their terms.

5.1.3        Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling charge, or other restriction of any government, governmental agency, or court to which Carsen is subject or any provision of the charter or bylaws of Carsen or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Carsen is a party or by which it is bound or to which any of the Transferred Assets is subject (other than Carsen’s credit facility with its lenders, which will be waived on or before the Expiration Date) or result in the imposition of any lien, charge, security interest or other encumbrance, upon any of its assets.

5.1.4        Carsen (i) is not subject to any outstanding injunction, judgment, order, decree, ruling or charge relating to the Transferred Assets or (ii) is a party or, to Carsen’s knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any government or jurisdiction or before any arbitrator relating to the Transferred Assets.

                5.2           Representations and Warranties of Olympus.  As of the Expiration Date, Olympus represents and warrants to Carsen as follows:

5.2.1        OAI and OSIA are corporations duly organized, validly existing, and in good standing under the laws of New York and New Jersey, respectively and the execution and performance by OAI and OSIA of this Agreement and all other documents contemplated by this Agreement have been duly authorized by all necessary shareholder, director and other action or consents, and this Agreement and all other documents contemplated by this Agreement are valid, legally binding and enforceable in accordance with their terms.

5.2.2        Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which OAI or OSIA is subject or any provision of the charter or bylaws of OAI or OSIA or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which OAI or OSIA is a party or by which it is bound or to which any of its respective assets is subject or result in the imposition of any lien, charge, security interest or other encumbrance, upon any of its assets.  Neither OAI nor OSIA needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for OAI or OSIA to consummate the transactions contemplated by this Agreement.

5.2.3        The assets of Olympus exceed its liabilities and Olympus is not currently insolvent (unable to pay its debts as they become due in the usual course of its business) and will not be rendered insolvent by the execution of this Agreement or the consummation of the transactions hereunder.

SECTION 6
CERTAIN COVENANTS AND AGREEMENTS

6.1           Noncompetition.  As additional consideration for Olympus’ payment of the Purchase Price, each of Carsen and Cantel (together with their respective affiliates), agrees that, for a period of one year following the Expiration Date, it will not directly or indirectly participate or engage in any business which is, or as a result of Carsen’s or Cantel’s engagement or participation would become, competitive with what presently constitutes (and what will constitute as of the Expiration Date) the Olympus Distribution Business of Carsen in Canada.  Ownership by Carsen or Cantel of less than 5% of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a violation of the foregoing covenant.

6.2           Confidential Information.  Each of Carsen and Cantel agrees that after the Expiration Date, the Records acquired by Olympus will be deemed Confidential Information of Olympus for purposes of Section 3.10 of the Distribution Agreements (with the understanding that prior to the Expiration Date, the Records shall be used by Carsen and Cantel solely for purposes associated with the Distribution Agreements).

6.3           Collection of Receivables.  Following the Expiration Date, Olympus and Carsen each have a duty to promptly (but in no event more than ten (10) days) remit to the other party any accounts receivable payments received by such party and which is rightfully due to the other party.

                6.4           Further Assurances.  At the Closing, and from time to time thereafter at Olympus’s request, Carsen will execute and deliver instruments of conveyance and transfer (including but not limited to an appropriate bill of sale) and take such other action as Olympus may reasonably request to more effectively convey, transfer to and vest in Olympus and to put Olympus in possession or control of all or any part of the Transferred Assets.

6.5           Full Access.  Prior to the Expiration Date, Carsen shall provide Olympus’ employees and representatives reasonable access, during Carsen’s normal business hours and upon reasonable notice to Carsen, to all personnel, records pertaining to the transition services provided by Carsen hereunder and the Transferred Assets to the extent lawful and necessary to effectuate a smooth transition of the Olympus Distribution Business of Carsen.

6.6           Releases.  As additional consideration for Olympus’s payment of the Purchase Price, Carsen will execute and deliver to Olympus at the Closing the release attached as Exhibit A hereto.

SECTION 7

BULK SALES ACT

7.1           Bulk Sales Waiver. Olympus and Carsen hereby waive compliance with the provisions of any applicable bulk sales laws, including but not limited to Article 6 of the Uniform Commercial Code and Ontario’s Bulk Sales Act, R.S.O. 1990, c.B. 14 or similar legislation in force in any other province of Canada.

SECTION 8
MISCELLANEOUS

8.1           Press Releases.  Neither Carsen and Cantel on the one hand nor OAI or OSIA on the other hand will issue any written press releases or public announcements of any of the transactions contemplated by this Agreement except as may be agreed to in writing by both Cantel and Olympus or as Cantel or Olympus may be required to make under applicable law or rules or regulations of the NYSE or SEC; provided, however, that with respect to press releases or announcements required by law, or by rules or regulations of the NYSE or SEC, the parties shall consult with one another as to the content thereof but the issuing party shall retain ultimate discretion over the content and timing of its announcements.

8.2           Entire Agreement, Amendments.  This Agreement (including its Schedules and Exhibits) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes and cancels all prior or contemporaneous agreements, arrangements, proposals, representations, communications, and understandings relating to the subject matter hereof, whether written or oral, between or involving Carsen and Olympus.  Notwithstanding the immediately preceding sentence, the parties understand and agree that the Agreement is not intended to replace or otherwise supersede the Distribution Agreements, except to the extent expressly set forth herein.  This Agreement may be amended or modified only by a written instrument executed by both Olympus and Carsen.

8.3           Notices, etc.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, by facsimile transmission, telegraphed, or mailed by certified, express or registered mail, postage prepaid:

By Mail or Hand	by fax
If to Carsen or Cantel:

Carsen Group Inc.	(905) 479-2595
151 Telson Road, Markham
Ontario, Canada L3R 1E7
ATTN: William J. Vella, President

and

Cantel Medical Corp.	(973) 890-7270
150 Clove Road - 9th Floor
Little Falls, New Jersey 07424
ATTN: Eric W. Nodiff, General Counsel

If to Olympus:

Olympus America Inc.	(631) 844-5296
Two Corporate Center Drive
Melville, New York 11747
ATTN: President and C.O.O., with a copy to Olympus America’s General Counsel at the same address

and

Olympus Surgical & Industrial America Inc.	(845) 398-9421
One Corporate Drive
Orangeburg, New York 10962
ATTN: President

With a copy to:

David P. Seaman, Esq.	(914) 666-4459
Banks Shapiro Gettinger & Waldinger, LLP
118 North Bedford Road
Mount Kisco, New York 10549

8.4           Assignment; Binding Effect.  Neither Olympus nor Carsen may assign all or any part of its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any purported assignment in contravention of this Section shall, at the option of the non-assigning party, be null and void and of no effect.  Except as otherwise provided above, this Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

8.5           Severability.  If any provision or part thereof of this Agreement is held to be invalid, void or unenforceable, the remaining provisions or parts thereof of this Agreement shall continue in full force without being impaired or invalidated in any way, to the maximum extent possible consistent with the intent of the parties in entering into this Agreement.

8.6           Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

8.7           No Waiver.  No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other provisions of this Agreement.

8.8           Headings.  The headings contained herein are for reference only and are not a part of this Agreement and shall not be used in connection with the interpretation of this Agreement.

8.9           Contract Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.  Whenever the words “include,”

“includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The phrases “date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.  All references to “$” or “dollars” shall be deemed to refer to United States Dollars, unless the context otherwise requires.  All monetary amounts, payments or adjustments provided in this Agreement shall be calculated, paid or adjusted, as the case may be, in United States Dollars utilizing the currency exchange rate between Canadian Dollars and US Dollars published in THE WALL STREET JOURNAL at the close of business on the Expiration Date.

8.10         Force Majeure.  Each party hereto shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue for so long as the condition constituting such force majeure and any consequences resulting from such condition continues.  For the purposes of this Agreement, force majeure shall mean causes beyond either party’s control including, without limitation, acts of God; regulations or laws of any government; war, riot or civil commotion; damage to or destruction of production facilities or materials by fire, earthquake, storm or other disaster; manufacturing or transportation delay, strikes or other labor disturbances, epidemic; and failure or default of public utilities or common carriers.

8.11         Governing Law; Submission to Jurisdiction and Survival.  This Agreement and any other documents or instruments related hereto and all transactions hereunder shall be deemed to have been made within and under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.  The United Nations Convention on the International Sale of Goods shall not apply to this Agreement.  The parties agree that all controversies, disputes and claims pertaining to this Agreement shall be adjudicated exclusively through arbitration or a Federal or state court of competent jurisdiction located in the County of Suffolk or County of New York, State of New York.

                8.12         Contra Proferentem.  The parties acknowledge that they have jointly participated, both directly and through their respective counsel, in the negotiation and preparation of this Agreement.  Accordingly, for the purpose of interpreting any provision of this Agreement, the rule of interpretation known as the “Contra Proferentem” rule shall not be applied.  Without limiting the generality of the foregoing, no provision of this Agreement which is vague or uncertain shall be presumed to be construed against the party seeking to rely on such provision or the party who drafted that provision.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

CARSEN GROUP INC.

By:	/s/ William J. Vella
William J. Vella
President and C.E.O.

CANTEL MEDICAL CORP.

By:	/s/ James P. Reilly
James P. Reilly
President and C.E.O.

OLYMPUS AMERICA INC.

By:	/s/ F. Mark Gumz
F. Mark Gumz
President and C.O.O.

OLYMPUS SURGICAL & INDUSTRIAL AMERICA INC.

By:	/s/ Adrian Marsh
Adrian Marsh
Corporate Vice President